THE ADVISORS' INNER CIRCLE FUND

                                   SCHEDULE A
                             DATED AUGUST 8, 1994,
                       AS LAST AMENDED NOVEMBER 14, 2017
                 TO THE DISTRIBUTION PLAN DATED AUGUST 8, 1994,
                            AMENDED AUGUST 14, 2000

     Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, the Distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

PORTFOLIO                                     CLASS OF SHARES            FEE
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AlphaOne Small Cap Opportunities Fund         Investor Class Shares      0.25%
AlphaOne NextGen Technology Fund              Investor Class Shares      0.25%
AlphaOne VIMCO Small Cap Value Fund           Investor Class Shares      0.25%
AT Disciplined Equity Fund                    Investor Class Shares      0.25%
AT Income Opportunities Fund                  Investor Class Shares      0.25%
AT Mid Cap Equity Fund                        Investor Class Shares      0.25%
AT All Cap Growth Fund                        Investor Class Shares      0.25%
AT Equity Income Fund                         Investor Class Shares      0.25%
Edgewood Growth Fund                           Retail Class Shares       0.25%
Hamlin High Dividend Equity Fund              Investor Class Shares      0.25%
Harvest Funds China All Assets                   Class A Shares          0.25%
Harvest Funds Intermediate Bond                  Class A Shares          0.25%
LSV Value Equity Fund                         Investor Class Shares      0.25%
LSV Conservative Value Equity Fund            Investor Class Shares      0.25%
LSV Small Cap Value Fund                      Investor Class Shares      0.25%
LSV U.S. Managed Volatility Fund              Investor Class Shares      0.25%
LSV Global Managed Volatility Fund            Investor Class Shares      0.25%
LSV Global Value Fund                         Investor Class Shares      0.25%
Thomson Horstmann & Bryant MicroCap Fund      Investor Class Shares      0.25%
Westwood LargeCap Value Fund                     A Class Shares          0.25%
Westwood Income Opportunity Fund                 A Class Shares          0.25%
Westwood Short Duration High Yield Fund          A Class Shares          0.25%
Westwood Global Equity Fund                      A Class Shares          0.25%
Westwood Emerging Markets Fund                   A Class Shares          0.25%
Westwood Emerging Markets Plus Fund              A Class Shares          0.25%